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                                                                    EXHIBIT 24.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report, dated February 25, 1996, except for Notes 7 and 8, as to which the date is March 14, 1996, on our audits of the consolidated financial statements of Thompson Pipe and Steel Company and subsidiary. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Denver, Colorado
September 30, 1996